SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549



                            FORM 8-K


                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
               SECURITIES AND EXCHANGE ACT OF 1934




DATE OF REPORT                                      May 7, 2001




                  Rhino Enterprises Group, Inc.,
                      A Nevada Corporation


          Nevada                                88-0333844
(State or other jurisdiction of              (I.R.S. Employer
Incorporation or organization)              identification No.)


                   2925 LBJ Freeway, Suite 188
                       Dallas, TX 75234
                        (972) 241-2669









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Effective April 30, 2001, Rhino Enterprises Group, Inc. (OTCBB:
RHNO), has signed an Investment Banking Agreement with Donner Corp. International (DCI). Rhino is seeking DCI's services in order to explore strategic alternatives that will assist Rhino in evaluating and maximizing shareholder value and seeking additional capital funding.

DCI is a full service licensed broker/dealer investment banking firm that has had many success stories with small publicly held companies. For more information about DCI, please visit the Donner Corp. International web/site at www.donnercorp.com.

As compensation for DCI's services under this Agreement, RHNO has agreed to compensate DCI in the following manner:

     $5,000 non-refundable, Due-Diligence fee;

     $2,500 per month for the services provided;

     A nominal fee for each Donner Analyst Report sent to inquiries via regular mail or fax.

Immediate issuance of one hundred thousand (100,000) shares of RHNO Restricted Common Stock to be received by DCI prior to public release of RHNO Analyst Report;

     Issuance of one hundred thousand (100,000) shares of RHNO
Restricted Common Stock to be issued to DCI no later than July
20, 2001; and

     Issuance of one hundred thousand (100,000) shares of RHNO
Restricted Common Stock to be issued to DCI no later than October
20, 2001; and

     Issuance of one hundred thousand (100,000) shares of RHNO
Restricted Common Stock to be issued to DCI no later than January
20, 2002.

In a related matter, on May 7, 2001, the Company filed an S-8 to register 600,000 shares of the Company's $.001 par value common stock, issuable pursuant to certain consultant agreements entered into by the Company with affiliates of DCI (each, a DCI consultant). Each Consultant will have the option to purchase 150,000 shares of common stock: DCI Consultants Paul Runyon and Mike Uberti at $0.25 per share; Stephen Freyer, David Livingston and Jay Chung at $1.25 per share.

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The Company's arrangement with DCI permits the termination of the consulting agreement following thirty (30) days' written notice to DCI.

The statements contained in this news release that are not purely historical are forward-looking statements that may involve risks and uncertainties. The Company's actual results may differ significantly from the results contained in the forward-looking statements.

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